EXHIBIT 32

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of LMI Aerospace, Inc., a Missouri corporation (the “Company”), does hereby certify that, to the best of their knowledge:

The Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2006	By:	/s/ Ronald S. Saks
Ronald S. Saks President and Chief Executive Officer (Principal Executive Officer)

Date: August 11, 2006	By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson Chief Financial Officer and Secretary (Principal Financial and Principal Accounting Officer)